Exhibit 99.1

Pareteum Announces Receipt of Nasdaq Notice

NEW YORK, NY – November 15, 2019 – Pareteum Corporation (Nasdaq: TEUM)  the rapidly growing cloud communications platform company, today announced that it has received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company had not yet filed its Quarterly Report on Form 10-Q for the period ended September 30, 2019 (the “Form 10-Q”), the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required public financial reports with the Securities and Exchange Commission. The Notice has no effect on the listing of the Company’s common stock at this time.

The Notice states that the Company has 60 calendar days to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules (the “Plan”). If Nasdaq accepts the Company’s Plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-Q (as extended pursuant to Rule 12b-25 under the Securities Exchange Act of 1934), or until May 11, 2020, to regain compliance. The Company intends to submit the Plan within the 60 calendar day period.

The Company previously announced its determination to restate its issued consolidated financial statements as of and for the full year ended December 31, 2018, and interim periods ended March 31, 2019 and June 30, 2019 (collectively, the "Non-Reliance Periods"). The Company will restate financial statements for the Non-Reliance Periods in advance of filing the Form 10-Q. The Company continues to work diligently to complete its restatement and intends to file its Form 10-Q as soon as reasonably practical.

About Pareteum Corporation:

Millions of people and devices are connected around the world using Pareteum’s Global Cloud Communications Platform, enhancing their mobile experience. Pareteum unleashes the power of applications and mobile services, bringing secure, ubiquitous, scalable, and seamlessly available voice, video, SMS/text messaging, and data, media and content enablement to our customers, making worldwide communications services easily and economically accessible to everyone. By harnessing the value of our cloud communications platform, Pareteum serves enterprises, communications service providers, early stage innovators, developers, IoT, and telecommunications infrastructure providers. Pareteum envisions a new mobile communications experience imagining what will be, and delivering now. Pareteum currently has offices in North America, South America, Spain, Bahrain, Singapore, India, Indonesia, Germany, Belgium, United Kingdom, Russia, and the Netherlands. For more information please visit: www.pareteum.com.

Forward Looking Statements:

Certain statements contained herein constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. These risks include, among other things (1) the ability to complete Pareteum's restatement of its previously issued consolidated financial statements as of and for the full year ended December 31, 2018, and interim periods ended March 31, 2019 and June 30, 2019 and address any material weaknesses, the timing of the completion of necessary restatements, interim reviews and audits by the Company's independent registered public accounting firm, (2) risks relating to the substantial costs and diversion of personnel's attention and resources deployed to address the restatement of the affected financial statements and internal control matters, (3)  the risk of litigation or regulatory action arising from the restatement of the affected financial statements, (4) the timing of the review by, and the conclusions of, the Company's independent auditor regarding the restatement, (5) the ability of the Company to remediate any material weaknesses in internal control over financial reporting, (6) potential reputational damage that the Company may suffer as a result of the restatement of the affected financial statements, (7) the impact of the restatement of the affected financial statements on the value of the Company's common stock, (8) the risk that the filing of the restatement of the affected financial statements will take longer than anticipated and (9) the ability to submit the Plan within the prescribed 60 calendar-day period. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here.

Media Inquiries

Press@pareteum.com

Pareteum Investor Relations Contacts:

Carrie Howes
Investor Relations
+1 650 232 4238
carrie.howes@pareteum.com

Investor.relations@pareteum.com